UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

AYTU BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2020, Aytu BioScience, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of (i) 12,539,197 shares of the Company’s common stock (the “Common Stock”) at a purchase price per share of $1.595 (the “Shares”) and (ii) warrants to purchase up to 12,539,197 shares of Common Stock (the “Warrants”) at an exercise price of $1.47 per share, for aggregate gross proceeds to the Company of $20.0 million, before deducting placement agent fees and other offering expenses payable by the Company (the “Registered Offering”). The Warrants are exercisable immediately upon issuance and have a term of one year from the issuance date. The Shares and Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2017, as amended, and was declared effective on December 1, 2017 (File No. 333-221735) (the “Registration Statement”) and a prospectus supplement thereunder. The Registered Offering is expected to close on or about March 23, 2020, subject to satisfaction of customer closing conditions.

Pursuant to a letter agreement dated as of January 3, 2020, as amended, the Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the Registered Offering. The Company has agreed to pay Wainwright 7.5% of the aggregate gross proceeds in the Registered Offering, excluding the proceeds, if any, from the exercise of the Warrants. The Company also agreed to pay Wainwright a management fee of 1.0% of the aggregate gross proceeds in the Registered Offering and to pay Wainwright certain non-accountable expenses of $90,000 and a clearing fee of $12,900. In addition, the Company also agreed to issue to the placement agent (or its designees) warrants to purchase up to 815,047 shares of common stock (the “Placement Agent Warrants”) as part of the compensation payable to it. The Placement Agent Warrants will be substantially on the same terms as the Warrants, except that the Placement Agent Warrants will have an exercise price of $1.9938 per share.

The foregoing descriptions of the Purchase Agreement, the Warrants and the Placement Agent Warrants are not complete and are qualified in their entireties by reference to the full text of the Purchase Agreement, the Warrants and the Placement Agent Warrants, copies of which are filed herewith as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. On March 19, 2020, the Company also issued a press release announcing the Registered Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

A copy of the legal opinion of Dorsey & Whitney LLP relating to the Shares, the Warrants, the Placement Agent Warrants and the shares of common stock underlying the Warrants and the Placement Agent Warrants is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description
4.1	Form of Warrant
4.2	Form of Placement Agent’s Warrants
5.1	Opinion of Dorsey & Whitney LLP
10.1	Form of Securities Purchase Agreement, dated March 12, 2020, by and between the Company and the Purchaser
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
99.1*	Press release dated March 12, 2020

*	In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date:	March 20, 2020	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer

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